Filed pursuant to Rule 424(b)(7)
SEC File No. 333-163220

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion

Preliminary Prospectus Supplement Dated May 4, 2010

(To Prospectus dated March 8, 2010)

Comerica Incorporated

11,479,592 Warrants

Each to Purchase One Share of Common Stock

The United States Department of the Treasury (referred to in this prospectus supplement as the “selling security holder” or “Treasury”) is offering to sell up to 11,479,592 warrants, each of which represents the right to purchase one share of our common stock, par value $5 per share, at an exercise price of $29.40 per share. Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time in the manner described in this prospectus supplement. We will not receive any of the proceeds from the sale of the warrants being sold by the selling security holder. The warrants expire on November 14, 2018.

We originally issued the warrants to Treasury in a private placement. Prior to this offering, there has been no public market for the warrants. We have applied to list the warrants on the New York Stock Exchange (the “NYSE”) under the symbol “CMA WS.” Our common stock is listed on the NYSE under the symbol “CMA.” On May 3, 2010, the last reported sale price of our common stock on the NYSE was $43.15 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. While the auction is open, potential bidders will be able to place bids at any price (in increments of $0.10) at or above the minimum bid price of $15.00 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will be equal to the auction process clearing price. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which 100% of the offered warrants can be sold in the auction, and the selling security holder may (but is not required to) sell no less than all of the warrants offered during the auction process at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price per warrant, and the selling security holder may (but is not required to) sell, at the clearing price, as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process. In addition, we may bid in the auction for some or all of the warrants. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-20 of this prospectus supplement.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement. The warrants involve a high degree of risk, are not appropriate for every investor and may be worthless when they expire.

Investing in our warrants and our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to read about factors you should consider before investing in our securities.

The warrants and the underlying common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not guaranteed by the United States Department of the Treasury or insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

None of the Securities and Exchange Commission, any state securities commission and any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling security holder	$	$

The underwriters expect to deliver the warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about May         , 2010.

Deutsche Bank Securities

Blaylock Robert Van, LLC	Guzman & Company	The Williams Capital Group, L.P.

The date of this prospectus supplement is May         , 2010.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated March 8, 2010, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. Neither we nor any underwriters have authorized anyone to provide you with different information. We are not, and the selling security holder and the underwriters are not, offering warrants in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling security holder or the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Comerica,” the “Company,” “we,” “us” and “our” refer to Comerica Incorporated and its subsidiaries.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC. The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the NYSE. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by

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reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the termination of the offering of the securities (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act).

The documents listed below are incorporated by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

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Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations) filed January 8, 2010, January 28, 2010, March 12, 2010, March 17, 2010, April 29, 2010 and May 3, 2010;

•	The definitive Proxy Statement on Schedule 14A filed on March 19, 2010; and

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The description of our common stock set forth in our registration statement on Form S-4/A, filed on December 14, 2000, including any amendment or report filed with the SEC for the purpose of updating such description.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. You may request a copy of these filings at the address and telephone number set forth below.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Comerica. The agreements may contain representations, warranties, covenants or agreements by Comerica or other parties, which should not be treated as categorical statements of fact or representations or commitments of or to anyone other than the parties to such agreements, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

You may request a copy of our SEC filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

Comerica Incorporated

Comerica Bank Tower

1717 Main Street, MC 6506

Dallas, Texas 75201

Phone: (214) 462-6831

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus and the accompanying include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica’s expected financial position, strategies and growth prospects and general economic conditions Comerica expects to exist in the future are forward-looking statements. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, typically identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date such statements were made and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed.

Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, the effects of recently enacted legislation, such as the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, actions taken by or proposed by the United States Department of Treasury (the “U.S. Treasury”), the FDIC, the Federal Reserve Board, the Texas Department of Banking or other governmental entities, and legislation enacted in the future, as well as the expiration of such legislation and regulatory actions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to Comerica’s filings with the SEC, and, in particular, see “Item 1A. Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2009 and “Item 1A. Risk Factors” beginning on page 67 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Forward-looking statements speak only as of the date they are made. Comerica does not

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undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, except as required by law. For any forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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SUMMARY

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated therein by reference.

About Comerica Incorporated

Comerica Incorporated (“Comerica”) is a financial services company incorporated under the laws of the State of Delaware, and headquartered in Dallas, Texas. As of December 31, 2009, it was among the 25 largest commercial bank holding companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank, which at such time was a Michigan banking corporation and one of Michigan’s oldest banks (formerly Comerica Bank-Detroit). On October 31, 2007, Comerica Bank, a Michigan banking corporation, was merged with and into Comerica Bank, a Texas banking association (“Comerica Bank”). As of March 31, 2010, Comerica owned directly or indirectly all the outstanding common stock of two active banking and 44 nonbanking subsidiaries. At March 31, 2010, Comerica had total assets of approximately $57.1 billion, total deposits of approximately $40.0 billion, total loans of approximately $40.8 billion and shareholders’ equity of approximately $5.7 billion.

Comerica has strategically aligned its operations into three major business segments (the Business Bank, the Retail Bank, and Wealth & Institutional Management) across four primary geographic markets (the Midwest (Michigan, Ohio and Illinois), Western (California, Arizona, Nevada, Colorado and Washington), Texas and Florida markets). In addition to the three major business segments, the Finance Division is also reported as a segment.

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The Business Bank is primarily comprised of the following businesses: Middle Market, Commercial Real Estate, National Dealer Services, International Finance, Global Corporate, Leasing, Financial Services, and Technology and Life Sciences. This business segment meets the needs of medium-size businesses, multinational corporations and governmental entities by offering various products and services, including commercial loans and lines of credit, deposits, cash management, capital market products, international trade finance, letters of credit, foreign exchange management services and loan syndication services.

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The Retail Bank includes small business banking and personal financial services, consisting of consumer lending, consumer deposit gathering and mortgage loan origination. In addition to a full range of financial services provided to small business customers, this business segment offers a variety of consumer products, including deposit accounts, installment loans, credit cards, student loans, home equity lines of credit and residential mortgage loans.

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Wealth & Institutional Management offers products and services consisting of fiduciary services, private banking, retirement services, investment management and advisory services, investment banking and discount securities brokerage services. This business segment also offers the sale of annuity products, as well as life, disability and long-term care insurance products.

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The Finance segment includes Comerica’s securities portfolio and asset and liability management activities. This segment is responsible for managing Comerica’s funding, liquidity and capital needs, performing interest sensitivity analysis and executing various strategies to manage Comerica’s exposure to liquidity, interest rate risk and foreign exchange risk.

Comerica has two active banking subsidiaries, Comerica Bank and Comerica Bank & Trust, National Association. Comerica has consolidated most of its banking business into Comerica Bank, which is chartered by the State of Texas, and at the state level is supervised and regulated by the Texas Department of Banking. Comerica Bank is a member of the Federal Reserve System and supervised and regulated by the Federal Reserve Bank of Dallas, and has branches in Texas, Michigan, California, Florida and Arizona. Comerica Bank & Trust, National Association is chartered under federal law and is subject to supervision and regulation by the Office of the Comptroller of the Currency. Comerica Bank & Trust, National Association is also a member of the Federal Reserve System. The deposits of Comerica Bank and Comerica Bank & Trust, National Association are insured by the Deposit Insurance Fund of the FDIC to the extent provided by law. Comerica is a banking holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and has elected to become a financial holding company under the provisions of the Gramm-Leach-Blilely Act. Accordingly, Comerica is subject to supervision and regulation at the federal level by the Federal Reserve Board.

Comerica’s principal executive office is at Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831.

The Offering

The following summary contains basic information about the warrants, the common stock and the auction process and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the warrants and the common stock, you should read the section of this prospectus supplement entitled “Description of the Warrants” and the sections of the accompanying prospectus entitled “Description of the Warrants to Purchase Common Stock or Preferred Stock” and “Description of Capital Stock.”

Issuer	Comerica Incorporated

Warrants offered by the selling security holder	11,479,592 warrants, each of which represents the right to purchase one share of our common stock, par value $5 per share, at an exercise price of $29.40 per share (subject to adjustment). The number of warrants sold will depend on the number of bids received and whether the selling security holder decides to sell any warrants in the auction process. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants. The warrants are currently exercisable and expire on November 14, 2018. See “Auction Process” in this prospectus supplement.

Common stock outstanding after this offering	176,322,103 shares. The number of shares of common stock outstanding immediately after the closing of this offering is based on 176,322,103 shares of common stock outstanding as of April 26, 2010. The number of shares of common stock outstanding excludes shares issuable upon exercise of the warrants, 27,556,007 shares of our common stock held in treasury and 19,186,942 shares issuable under our stock-based compensation plans upon the exercise of options, warrants or other rights outstanding as of April 26, 2010.

Auction process	The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), the sole book-running manager, in its capacity as the auction agent. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network (collectively, the “network brokers”) established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders, including us, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction. We may bid, but we are not required to bid, in the auction for some or all of the warrants. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum bid price and price increments	The offering will be made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.10) at or above the minimum bid price of $15.00 per warrant. See “Auction Process” in this prospectus supplement.

Minimum bid size	100 warrants

Submission deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent via press release prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the same day (the “submission deadline”).

Irrevocability of bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the final submission deadline as follows:

•   If valid, irrevocable bids are received for 100% or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction process at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

• If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $15.00 per warrant.

Unless the selling security holder decides not to sell any warrants or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction, after the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify successful bidders that the auction process has closed and that their bids have been accepted (subject in some cases to pro-ration, as described below). The clearing price and number of warrants being sold are also expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of warrants to be sold	If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction process (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing on the NYSE. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction process, the selling security holder must sell all of the offered warrants. See “Auction Process” in this prospectus supplement.

Allocation; pro-ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Our participation in the auction	We are permitted to participate in the auction by submitting bids for the warrants. Although we are under no obligation to participate in the auction, if we elect to participate we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place.

Use of proceeds	We will not receive any proceeds from the sale of any of the warrants offered by the selling security holder.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the warrants.

Listing	We have applied to list the warrants on the NYSE under the symbol “CMA WS.” Our common stock is listed on the NYSE under the symbol “CMA”.

Warrant agent	Wells Fargo Bank, N.A.

Auction agent	Deutsche Bank Securities Inc.

Network brokers	See page S-22 for a list of brokers participating as network brokers in the auction process.

RISK FACTORS

Your investment in the warrants involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any of the warrants, you should carefully consider the following risk factors, which are specific to the warrants, the auction process and our common stock, before deciding whether an investment in the warrants is suitable for you. The warrants are not an appropriate investment for you if you are not knowledgeable about significant features of the warrants, our common stock or financial matters in general. You should also review the risks that may materially affect our business and results contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussions in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, including in the Risk Factors and Risk Management and Critical Accounting Estimates and Judgments sections of those reports, as such discussions may be amended or updated in other reports filed by us with the SEC.

Risks Related to the Auction Process

The price of the warrants could decline rapidly and significantly following this offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although we have applied to list the warrants on the NYSE, prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. We have been informed by both Treasury and Deutsche Bank Securities, as the auction agent, that they believe that the bidding process will reveal a clearing price for the warrants offered in the auction, which will be either the highest price at which all of the warrants offered may be sold to bidders, if bids are received for 100% or more of the offered warrants, or the minimum bid price of $15.00, if bids are received for half or more, but less than all, of the offered warrants. If there is little or no demand for the warrants at or above the public offering price once trading begins, then the price of the warrants would likely decline following this offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered or a purchase of warrants by us in the auction, if any, could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sales of the warrants in this offering. If your objective is to make short-term profit by selling warrants you purchased in the offering shortly after trading begins, you should not submit a bid in the auction.

The minimum bid price set for the warrants in this offering may bear no relation to the price of the warrants after the offering.

Prior to the offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed by Deutsche Bank Securities, the sole book-running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities considered in such determination. An analysis of the value of complex securities such as the warrants is necessarily uncertain as it may depend on several key variables, including, for example, the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of the offering will exceed the minimum bid price, or that the Treasury will choose to or will succeed in selling any or all of the warrants at a price equal to or in excess of the minimum bid price.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could immediately seek to sell their warrants to limit their losses should the price of the warrants decline in trading after the auction process is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of warrants begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis and, as a result, may be less sensitive to price. Because of the auction process used in this auction, these less price-sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction process to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. In addition, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

We are permitted, but are not required, to participate in the auction for the warrants and, if we do, it could have the effect of raising the clearing price and decreasing liquidity in the market for the warrants.

We are permitted, but are not required, to submit bids in the auction. You will not be notified by the auction agent, the network brokers or the selling security holder whether we have bid in the auction or, if we elect to participate in the auction, the terms of any bid or bids we may place. We will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). In some cases, the submission of bids by us, if any, could cause the clearing price in the auction to be higher than it would otherwise have been (although in such a case we would still be required to purchase any warrants for which we had submitted bids at the clearing price). In addition, to the extent we purchase any warrants, the liquidity of any market for the warrants may decrease, particularly if these purchases represent a significant percentage of the outstanding warrants.

If this offering proceeds and is completed, we may from time to time repurchase and retire the warrants in open market purchases or on a privately negotiated basis. Any repurchases would also decrease liquidity in any market for the warrants.

The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods or the market price of our common stock and, therefore, the trading price of the warrants may decline significantly following the issuance of the warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the warrants could decline significantly.

No maximum price or set price range has been established in connection with the auction, and any bids submitted as “market bids” will be included at the highest bid received from any bidder.

Although the auction agent has established a minimum bid in connection with the auction, no maximum price or set price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid, which is a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay, that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction to be higher than it would otherwise have been absent any market bids. Since the only information being provided in connection with the auction is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful bidders may receive the full number of warrants subject to their bids, so potential investors should not make bids for more warrants than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of warrants. Allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and we caution investors against submitting bids that do not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of warrants, even if a bidder submits a bid at or above the public offering price of the warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes, although the auction agent is under no obligation to reconfirm bids for any reason. If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding to eliminate odd-lots). Similarly, if bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all the warrants for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered warrants will be sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in this offering, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined. If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, then the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder, or if we decide to bid and are a winning bidder in the auction and become a significant holder of the warrants following allocation. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting bids through a network broker or any other broker that is not the auction agent may, in some circumstances, shorten the deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The warrants are a risky investment. You may not be able to recover the value of your investment in the warrants, and the warrants may be worthless when they expire.

As of May 3, 2010, the last reported price of our common stock on the NYSE was $43.15 per share. This is more than the exercise price, but below the amount equal to the exercise price plus the minimum bid price of $15.00. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must increase to more than the sum of the exercise price of the warrants ($29.40) and the clearing price of the warrants. If, for example, the clearing price of the warrants were the minimum bid price, our stock price would have to be more than $44.40 for you to have an opportunity to exercise the warrants and achieve a positive return on your investment.

The warrants are exercisable only until November 14, 2018. Generally, the amount of time until expiration is a component of the value of option securities such as the warrants and, as the amount of time until the expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price remains below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of the common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants will be determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants, if any, that we and/or investors purchase in the auction process;

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and in the Risk Factors sections of our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, could materially and adversely affect the price of the warrants.

The warrants are not suitable for all investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”). If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of warrants who exercise their warrants for shares of common stock will incur immediate and future dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time is higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the warrants and described in this prospectus supplement, when we issue additional shares of common stock that we are permitted or required to issue in any future offerings or under outstanding options and warrants and under our stock option plans or other employee or director compensation plans.

The market price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described below under “Risks Related to Our Common Stock—Our stock price can be volatile; and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive and “—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock,” and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock could also be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to be paid dividends, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares underlying, the warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares underlying the warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur, and such events may not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares underlying, the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.66 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury on November 14, 2008. The current quarterly cash dividend paid on our common stock is $0.05 per share. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare, and our board of directors, in its sole discretion, may decide to increase the quarterly dividend on our common stock at any time.

Recent governmental actions regarding short sales may adversely affect the market value of the warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of our common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the outstanding warrants offered hereby. At an open meeting on February 24, 2010 the SEC adopted a new short sale price test, which will take effect through amendment to Rule 201 of Regulation SHO. The new Rule 201 will restrict short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If such new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and warrantholders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described in “Description of the Warrants” in this prospectus supplement.

The warrants do not automatically exercise, and any warrant not exercised on or prior to the expiration date will expire unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Your return on the warrants will not reflect dividends on our common stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of Warrants—Adjustments to the Warrants.” If we increase our regular quarterly dividends in the future, your warrants will not be adjusted for, and you will not receive any benefit of, any aggregate regular quarterly dividend less than or equal to $0.66 per share.

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrantholders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus supplement is a part or resulting from any other act or omission in connection with the offering of the warrants by the selling security holder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Holders of the warrants will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a decrease in the duration of the exercise period for the warrants in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders (a “business combination”), each warrantholder’s right to receive our common stock under the terms of the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) that would have been received if such warrantholder had exercised the warrants immediately prior to such business combination. Any such business combination could substantially affect the value of the warrants by changing the securities received upon exercise of the warrants or fixing the market value of the property to be received upon exercise of the warrants. Warrantholders will not receive any additional shares of our common stock or other compensation representing any lost value resulting from any decrease in the duration of the exercise period for, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

Hedging arrangements relating to the warrants may affect the value of our common stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

You may be subject to tax upon an adjustment to the number of shares of our common stock underlying the warrants or the exercise price of the warrants even though you do not receive a corresponding cash distribution.

The number of shares of our common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash. If you are a non-U.S. holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of warrants. See “Certain United States Federal Income Tax Consequences” in this prospectus supplement.

Risks Related to Our Common Stock

Our stock price can be volatile, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The market price of our common stock may fluctuate due to a variety of factors, many of which are beyond our control, including, among other things, and in addition to those described in “Forward-Looking Statements”:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•

changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or our common stock or other securities, or with respect to other financial institutions or their securities;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions, financings and other material events;

•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales by us or our subsidiaries of equity or equity-related securities;

•	changes in the frequency or amount of future dividends or share repurchases, if any;

•	proposed or adopted regulatory changes or developments that affect or may affect our industry generally or our business and operations specifically;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; and

•

general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility, and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, stock markets in general have experienced and continue to experience significant price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance or prospects. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting” below and under the heading “Underwriting” in the Prospectus Supplement we filed with the SEC on March 9, 2010, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to shareholders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of this offering, other capital raising strategies, sales of shares of our common stock or other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

You may not receive dividends on the common stock.

We are a holding company that conducts substantially all of our operations through our bank and other subsidiaries. As a result, our ability to make dividend payments on the common stock depends primarily on certain federal and state regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. See “—We are a holding company and rely on dividends from our subsidiaries for most of our revenue and our ability to make dividends, distributions and other payments.”

Holders of our common stock are entitled to receive only such dividends as our Board of Directors may declare out of funds legally available for such payments. We are incorporated in Delaware and governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. During times of financial or market stress, which may adversely impact earnings or alternative methods of raising capital, we may be required or may deem it prudent to reduce dividends on our common stock in order to build or conserve capital. Holders of our common stock are also subject to the prior dividend rights of holders of our preferred stock at any time outstanding.

Although we have historically declared cash dividends on our common stock, we are not required to do so. We have in the past and may further reduce or eliminate our common stock dividend in the future to further preserve capital in light of the challenges facing the banking industry and regulatory constraints or for other reasons. Any such reduction or elimination could also adversely affect the market price of our common stock. In determining the amount of any future dividends, our board of directors will consider economic and market conditions, our financial condition and operating results and other factors, including contractual restrictions and applicable governmental regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company).

We are a holding company and rely on dividends from our subsidiaries for most of our revenue and our ability to make dividends, distributions and other payments.

We are a separate and distinct legal entity from our banking and nonbanking subsidiaries, and depend on the payment of dividends from our subsidiaries, principally our banking subsidiaries, for most of our revenues. As a result, our ability to make dividend payments on our common stock depends primarily on certain federal and state regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory and prudential supervisory restrictions, which may change from time to time, on the ability of our banking subsidiaries to pay dividends or make other payments to us. For additional information regarding the regulatory restrictions applicable to us and our subsidiaries, see “Item 1. Business— Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein.

For example, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our banking subsidiaries, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if our banking subsidiaries were to pay dividends. The Federal Reserve and the Office of the Comptroller of the Currency have issued policy statements generally requiring insured banks and bank holding companies to pay dividends only out of current operating earnings. The Federal Reserve recently released a supervisory letter advising bank holding companies, among other things, that as a general matter a bank holding company should inform the Federal Reserve and should eliminate, defer or significantly reduce its dividends if (i) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (ii) the bank holding company’s prospective rate of earnings is not consistent with the bank holding company’s capital needs and overall current and prospective financial condition, or (iii) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. In addition, Comerica Bank is also subject to limitations under Texas state law regarding the amount of earnings that may be paid out as dividends, and requiring prior approval for payments of dividends that exceed certain levels.

The common stock is equity and therefore is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of the common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our current and future indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of liquidation. As of March 31, 2010, we had $10.4 billion of borrowed funds and $40.0 billion of deposits on a consolidated basis.

We may make additional offerings of debt securities, including medium-term notes, trust preferred securities, senior or subordinated notes. In addition, our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock could be adversely affected.

Furthermore, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our right to participate in any distribution of assets of any of our subsidiaries upon its liquidation or otherwise, and thus your ability as a holder of the common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of such subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common stock is effectively subordinated to all existing and future liabilities and obligations of our subsidiaries.

Anti-takeover provisions could negatively impact our shareholders.

Provisions of Delaware law and provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us, even if an acquisition might be in the best interests of our shareholders. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. In addition, our certificate of incorporation provides for heightened voting and approval requirements for business transactions with shareholders holding 10% or more of the outstanding shares of any class or series of our capital stock, and permits our board to issue a series of preferred stock without any action on the part of the holders of our common stock, which could be issued as a defensive measure in response to a takeover proposal. Directors of Comerica may be removed only for cause by a vote of the holders of a majority of the outstanding stock entitled to vote, and vacancies on the Comerica board of directors may only be filled by the Comerica board of directors. Further, while Comerica does not have a shareholder rights plan currently in effect, under Delaware law, Comerica’s board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire Comerica on terms not approved by Comerica’s board of directors. See “Description of Capital Stock—Selected Provisions in the Articles of Comerica” in the accompanying prospectus.

In addition, the ability of a third party to acquire us is also limited under applicable banking regulations. The BHCA requires any bank holding company (as defined in that Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the BHCA.

USE OF PROCEEDS

The warrants offered by this prospectus supplement are being sold for the account of the selling security holder named in this prospectus supplement. Any proceeds from the sale of these warrants will be received by the selling security holder for its own account, and we will not receive any proceeds from the sale of any of the warrants offered by this prospectus supplement.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the warrants. This process differs from methods traditionally used in other public underwritten offerings. The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the sole book-running manager, Deutsche Bank Securities, in its capacity as the “auction agent.” The auction process will involve a modified “Dutch auction” mechanic in which the auction agent (working with a number of other brokers) will receive and accept bids from bidders at either the minimum bid price of $15.00 or at price increments of $0.10 in excess of the minimum bid price. We may, but are not required to, bid in the auction for some or all of the warrants. After the auction closes and those bids become irrevocable, which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time, the auction agent will determine the clearing price for the sale of the warrants offered hereby and, if the selling security holder chooses to proceed with the offering, the underwriters will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process” beginning on page S-7.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction, which may be difficult to do before the submission deadline, or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction process that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

The auction agent or network brokers may require bidders, including any brokers that may be bidding on behalf of their customers, to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

•	before submitting a bid in the auction, you should read this prospectus supplement, including all the risk factors;

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the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that the auction agent and Treasury considered in determining the minimum bid price;

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if bids are received for 100% or more of the offered warrants, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined;

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if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell, at the minimum bid price in the auction, which will be deemed the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the market price of the warrants will decline;

•

we will be allowed, but are not required, to bid in the auction, and, if we do participate, we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders);

•

the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering and the number of warrants, if any, that we purchase in the auction, and the price of the warrants may decline if the warrants are illiquid;

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the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may, in its discretion, choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

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the auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

None of the underwriters, the selling security holder or we have undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in this offering for a number of reasons described below. You should consider all the information in this prospectus supplement and the attached prospectus in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction: BB&T Capital Markets, a division of Scott & Stringfellow, LLC; Blaylock Robert Van, LLC; BMO Capital Markets Corp.; Cabrera Capital Markets, LLC; California Fina Group, Inc. (d/b/a: Finacorp Securities); Cantor Fitzgerald & Co.; CastleOak Securities. L.P.; CL King & Associates; D.A. Davidson & Co.; Dahlman Rose & Company, LLC; Girard Securities, Inc.; Guzman & Company; Jefferies & Company, Inc.; Joseph Gunnar & Co. LLC; Keefe, Bruyette & Woods, Inc.; Lighthouse Financial; Loop Capital Markets LLC; M.R. Beal & Company; MFR Securities, Inc.; Maxim Group, LLC; Samuel A. Ramirez & Company, Inc.; Sandler O’Neill & Partners, L.P.; Sanford C. Bernstein & Co., LLC; Second Market, Inc.; Muriel Siebert & Co., Inc.; SL Hare Capital, Inc.; Stifel, Nicolaus & Company, Incorporated; Toussaint Capital Partners, LLC; UBS Securities LLC; Wedbush Morgan Securities Inc; and The Williams Capital Group, L.P. The network brokers will not share in any underwriting discounts or fees paid by the selling security holder in connection with this offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction process:

General

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The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on that same day. Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction, then the auction agent may, in consultation with the selling security holder, decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and/or reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation. We may bid, but are not required to bid, in the auction in the manner described in the last bullet point under “—The Bidding Process” below.

•	During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $15.00 per warrant.

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The auction agent and the network brokers will contact potential investors with information about the auction and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction at the minimum bid price and above the minimum bid price at increments of $0.10.

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No maximum price or price range has been established in connection with the auction, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction. If you submit a market bid, which is a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay, that bid will be treated as a bid at the highest price received from any bidder in the auction.

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Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will be accepted only if they are made on an unconditional basis, which means that no “all-or-none” bids will be accepted.

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

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any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

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You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network brokers), although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

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At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant (subject in all cases to the minimum bid price, the price increment and the bid size requirements described in this prospectus supplement) and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

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Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of warrants.

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A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline, or any deadline imposed by a network broker if you are bidding through a network broker. Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

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If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

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The auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

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The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

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We will be allowed, but we are not required, to bid in the auction. If we decide to bid, we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). You will not be notified by the auction agent, the network brokers or the selling security holder whether we have bid in the auction or, if we elect to participate in the auction, the terms of any bid or bids we may place. We will be required to submit any bids we make through the auction agent. The submission of issuer bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids.

Pricing and Allocation

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Deutsche Bank Securities will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders, including us, if we decide to bid. Bidders whose bids are accepted will be informed about the result of their bids.

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If valid irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction is:

•	100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement (the “Number of Offered Warrants”), then all warrants sold in the offering will be sold at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined;

•

50% or more but less than 100% of the Number of Offered Warrants, then the selling security holder may, but will not be required to, sell at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction; provided that if it chooses to sell any warrants in that case, it will sell a number of warrants equal to at least 50% of the Number of Offered Warrants; or

•	less than 50% of the Number of Offered Warrants, then the selling security holder will not sell any warrants in this offering.

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Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriters will sell all warrants at the same price per warrant, which will be the clearing price.

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If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest bidding increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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After the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

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The clearing price and number of warrants being sold are expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders and will also be included in the final prospectus supplement for the offering.

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Sales to investors bidding directly through the auction agent will be settled through their accounts with Deutsche Bank Securities, while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

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If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

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Potential Request for Reconfirmation. The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you, or your broker if you submitted your bid through a broker other than the auction agent, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, then the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

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Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction.

DESCRIPTION OF THE WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which will be filed with the SEC.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of our common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $29.40 per share of common stock for which the warrant may be exercised. The warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on November 14, 2018 by delivery to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by our withholding a number of shares of common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants so exercised, determined by reference to the market price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. The exercise price applicable to the warrants is subject to adjustment as described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder, or the relevant participant of The Depository Trust Company (“DTC”) for the benefit of such warrantholder, through DTC’s DWAC system if our transfer agent participates in such system or otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the portion of the per share market price of our common stock on the date of exercise of the warrants representing any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

We have applied to list the warrants and the shares of common stock issuable upon the exercise of the warrants on the NYSE.

Rights as a Stockholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until, and then only to the extent that, the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of our common stock issuable upon exercise of each warrant (the “warrant shares”) and the warrant exercise price will be adjusted upon occurrence of certain events as follows.

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In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, then the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

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In the case of cash dividends or other distributions. If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), then the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such subtracted amount and/or fair market value, the “Per Share Fair Market Value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares issuable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

•

In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or any of our affiliates pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to the adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision.

The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer that is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

•

In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders (any such transaction, a “business combination”) or a reclassification of our common stock. In the event of any business combination or a reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive shares of our common stock upon exercise of a warrant will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the relevant noon buying rate published by the Federal Reserve Bank of New York on such exercise date.

Neither the exercise price nor the number of shares issuable upon exercise of a warrant will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation. If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of shares issuable upon exercise of the warrants will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of our common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with United States generally accepted accounting principles in effect from time to time). Ordinary cash dividends will not include any cash dividends paid subsequent to November 14, 2008 to the extent the aggregate per share dividends paid on our outstanding common stock in any quarter exceed $0.66, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the relevant noon buying rate published by the Federal Reserve Bank of New York on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

Any warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholders the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, Wells Fargo Bank, N.A. is appointed to act as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

SELLING SECURITY HOLDER

On November 14, 2008, we issued to Treasury a warrant to purchase 11,479,592 shares of our common stock together with shares of our preferred stock pursuant to a securities purchase agreement between us and Treasury for such warrant and preferred stock (the “Securities Purchase Agreement”). Treasury acquired the warrant and shares of our preferred stock as part of the Troubled Assets Relief Program, or TARP. TARP was established pursuant to the Emergency Economic Stabilization Act of 2008 (the “EESA”), which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. The warrants being offered were acquired when Treasury acquired our preferred stock on November 14, 2008. On March 17, 2010, we redeemed the preferred stock issued to Treasury as part of TARP. We are registering the warrants offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities such as advising the President on economic and financial issues, encouraging sustainable economic growth, and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the U.S., identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants held as of May 3, 2010 by the selling security holder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling security holder assuming all the warrants offered hereby are sold.

Selling security holder	Number of warrants beneficially owned prior to this offering	Number of warrants offered in this offering	Number of warrants to be beneficially owned following this offering
United States Department of the Treasury	11,479,592	11,479,592	0

The warrants currently are exercisable for 11,479,592 shares of our common stock, which represent approximately 6.5% of our common stock outstanding as of April 26, 2010 (however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants). The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Other than the Securities Purchase Agreement, we have no material contractual relationships with the selling security holder. Purchasers of the warrants will have no rights under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we have agreed to indemnify the selling security holder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part, or any other act or omission in connection with the offering to which this prospectus relates, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations concerning the ownership, exercise and disposition of the warrants and ownership of the common stock received upon exercising the warrants. The following discussion is not exhaustive of all possible tax considerations. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, holders who actually or constructively own or have owned five percent or more of the total value of our common stock, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the warrants and/or our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding the warrants and/or our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

This summary is directed solely to holders that hold the warrants or our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE WARRANTS AND OUR COMMON STOCK. PROSPECTIVE HOLDERS OF THE WARRANTS AND OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR WARRANTS AND COMMON STOCK.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a warrant and/or common stock that is:

•	a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” is a beneficial owner of a warrant and/or common stock that is not a U.S. holder and is not a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes.

Warrants

U.S. Holders

Sale of a Warrant

In general, a U.S. holder of a warrant will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in the warrant. A U.S. holder’s initial tax basis in a warrant will be the purchase price. Gain or loss attributable to the sale of a warrant will generally be capital gain or loss. Capital gain of a noncorporate U.S. holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the U.S. holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Exercise of the Warrants

The U.S. federal income tax consequences of the exercise of warrants that require net share settlement are not entirely clear. Exercise of the warrants may be treated as a non-recognition event (except with respect to any cash received in lieu of a fractional share), either because (i) the warrants are treated as options to receive a variable number of shares of our common stock or (ii) the exchange of warrants for stock pursuant to net share settlement is treated as a recapitalization. In either case, a U.S. holder’s tax basis in the common stock received would equal the U.S. holder’s tax basis in the warrants, less any amount attributable to any fractional share. If the warrants are treated as options, the holding period of common stock received upon the exercise of a warrant will commence on the day after a warrant is exercised. If the exchange of warrants for stock pursuant to net share settlement is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. holder’s holding period for the warrant.

It is also possible that exercise of the warrants could be treated as a taxable exchange in which gain or loss would be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term would depend on the characterization of that exchange. If a U.S. holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. holder’s basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. holder is treated as selling warrants, such U.S. holder would have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. holder is treated as selling underlying shares of our common stock, such U.S. holder would have short-term capital gain or loss. In either case, a U.S. holder of a warrant would also recognize gain or loss in respect of the cash received in lieu of a fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. holder’s tax basis attributable to such fractional share. The ability of U.S. holders to deduct capital losses is subject to limitations under the Code.

Alternatively, if the U.S. holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between the fair market value of our common stock and cash in lieu of fractional shares received on exercise and the U.S. holder’s basis in the warrants. In that case, the U.S. holder would have long-term capital gain or loss if it has held the warrants for more than one year and such U.S. holder will have a tax basis in the shares of our common stock received equal to their fair market value.

Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that require net share settlement, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the Internal Revenue Service (the “IRS”) or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Expiration of the Warrants

Upon the expiration of the warrants, a U.S. holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration.

Adjustments Under the Warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a warrantholder may be treated as a distribution with respect to any U.S. holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the warrantholder to the extent of our current or accumulated earnings and profits, without regard to whether the warrantholder receives any cash or other property. In the event of such a taxable distribution, a U.S. holder’s basis in its warrants will be increased by an amount equal to the taxable distribution.

The rules with respect to adjustments are complex and U.S. holders of warrants should consult their own tax advisors in the event of an adjustment.

Non-U.S. Holders

Sale or Exercise of the Warrants

Subject to the discussions below regarding recent legislation and backup withholding, a non-U.S. holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition or upon the exercise of warrants unless:

•

the gain is “effectively connected” with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of such non-U.S. holder),

•	the non-U.S. holder is an individual present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met, or

•

we are or have been a United States real property holding corporation for federal income tax purposes and the non-U.S. holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition or exercise, more than 5% of our common stock and is not eligible for any treaty exemption.

Gain that is “effectively connected” with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a corporation, “effectively connected” gains may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% or at a lower rate if the non-U.S. holder is eligible for the benefits of an income tax treaty. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the

United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses. We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

Adjustments Under the Warrants

Any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate (see “—U.S. Holders—Adjustments Under the Warrants” above) will be subject to United States federal withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, shares of our common stock delivered upon exercise of the warrants. However, deemed dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

Recent Legislation

Recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on and the gross proceeds of dispositions of U.S. property that can produce dividends (possibly including instruments such as the warrants), unless various U.S. information reporting and due diligence requirements have been satisfied. Non-U.S. holders should consult their tax advisers regarding the possible implications of this legislation on their investment in the warrants.

Common Stock

U.S. Holders

Taxation of Dividends

In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder will be eligible for the dividends received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning before January 1, 2011 will qualify for taxation at special rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements.

Taxation of Capital Gains

Upon the sale or other disposition of our common stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in our common stock. Such capital gain or loss will generally be long-term if the U.S.

holder’s holding period in respect of such common stock is more than one year. For a discussion of the U.S. holder’s holding period in respect of common stock received upon exercising the warrants, see above under “Warrants—U.S. Holders—Exercise of the Warrants.” Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such stock.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Common Stock

Subject to the discussions below regarding recent legislation and backup withholding, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:

•

the gain is “effectively connected” with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 or more days in the taxable year of sale and certain other conditions are met; or

•

we are or have been a United States real property holding corporation for federal income tax purposes and the non-U.S. holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition or exercise, more than 5% of our common stock and is not eligible for any treaty exemption.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a corporation, “effectively connected” gains may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% or at a lower rate if the non-U.S. holder is eligible for the benefits of an income tax treaty. An individual

non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses. We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

Backup Withholding, Information Reporting and Other Reporting Requirements

A U.S. holder of our common stock or warrants will generally be subject to information reporting with respect to any dividend payments by us and proceeds of the sale or other disposition of our common stock or warrants, unless the U.S. holder is an exempt recipient and appropriately establishes that exemption. In addition, such payments will generally be subject to U.S. federal backup withholding unless the U.S. holder supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. federal income tax liability of a U.S. holder, provided that the required information is timely furnished to the IRS.

Non-U.S. holders are generally exempt from backup withholding and information reporting requirements (other than certain information reporting required on withholding tax on Form 1042-S) with respect to:

•	dividend payments, and

•	the payment of the proceeds from the sale of common stock or warrants effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that the non-U.S. holder is a United States person and the non-U.S. holder has furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the non-U.S. holder certifies, under penalties of perjury, that it is (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	the non-U.S. holder otherwise establishes an exemption.

Payment of the proceeds from the sale of common stock or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock or warrants that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by the non-U.S. holder in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that the non-U.S. holder is a United States person and the documentation requirements described above are met or the non-U.S. holder otherwise establishes an exemption.

In addition, a sale of common stock or warrants will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that the non-U.S. holder is a United States person and the documentation requirements described above are met or the non-U.S. holder otherwise establishes an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a United States person.

A holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s income tax liability by filing a refund claim with the Internal Revenue Service. Payments subject to U.S. withholding tax will not also be subject to U.S. backup withholding tax.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and exercise of the warrants by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account (“IRA”) or Keogh plan, a plan subject to applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each a “Plan”). A fiduciary of a Plan, should consider the fiduciary standards of ERISA and Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, a Plan fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, the Code and Similar Laws and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA, the Code or Similar Laws.

With respect to Plans subject to the fiduciary duty requirements of ERISA or subject to Section 4975 of the Code, Section 406 of ERISA and Section 4975 of the Code prohibit such a Plan from engaging in certain transactions with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to Similar Laws.

An investment in the warrants or the acquisition of our common stock upon the exercise of the warrants by a Plan, including a Plan that is an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (a “Plan Asset Entity”), with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code, unless such acquisition or exercise is made pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of common stock. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the warrants are acquired or exercised by a purchaser.

Any purchaser or holder of warrants or common stock or any interest therein will be deemed to have represented by its purchase of the warrants or common stock pursuant to the exercise of the warrants that either (1) it is not a Plan (including, without limitation, a Plan Asset Entity or a Non-ERISA Arrangement) and is not purchasing the warrants or common stock pursuant thereto on behalf of or with the assets of any Plan (including, without limitation, a Plan Asset Entity or Non-ERISA Arrangement) or (2) the purchase and holding of the warrants or common stock pursuant thereto will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and/or exercising warrants on behalf of or with the assets of any Plan (including a Plan Asset Entity or Non-ERISA Arrangement) consult with their counsel regarding potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption is available under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of warrants do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The acquisition, holding and, to the extent relevant, exercise of, warrants or common stock by any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities, have severally agreed to purchase from the selling security holder the following respective number of warrants at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of warrants
Deutsche Bank Securities Inc.
Blaylock Robert Van, LLC.
Guzman & Company.
The Williams Capital Group, L.P.
Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the warrants offered by this prospectus supplement are subject to certain conditions precedent and that the underwriters will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process—The Auction Process—Pricing and Allocation.”

The underwriters plan to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriters to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $15.00 per warrant. The offering of the warrants by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process.

The underwriting discounts and commissions are (1) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (2) 0.9% of the public offering price per warrant with respect to gross proceeds of the offering of the warrants in excess of $200,000,000. The selling security holder has agreed to pay the underwriters the following discounts and commissions:

	Paid by the selling security holder	Paid by Comerica
Per Warrant	$	$0
Total	$	$0

We estimate that our share of the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $                    .

We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Deutsche Bank Securities. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the representatives of the underwriters with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of Deutsche Bank Securities, except that without such consent we may, among other things, (i) issue common stock or securities convertible into or exchange for common stock in connection the exercise of options, warrants and securities outstanding on the date hereof, (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form), (iii) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans, (iv) issue common stock in connection with dividend reinvestment plans or employee stock purchase plans and (v) issue common stock in connection with any court order or decree. The Securities Purchase Agreement with Treasury contains similar but more restrictive lock-up provisions. There are no agreements between either Deutsche Bank Securities or the selling security holder and us or any of our stockholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day period.

The warrants have no established trading market. We have applied to list the warrants on the NYSE. The underwriters may make a market in the warrants after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop.

In connection with the offering and any subsequent market-making activities, the underwriters may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering, or other purchases. In addition, the underwriters may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriters of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the warrants, and may stabilize, maintain or otherwise affect the market price of the warrants or the common stock. As a result, the price of the warrants or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain of the underwriters and their respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which they received or will receive customary fees and expenses. Deutsche Bank Securities has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which Deutsche Bank Securities is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by Deutsche Bank Securities in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell or deliver the warrants, directly or indirectly, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the warrants, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any warrants and the underlying shares of common stock, which are subject to the offering contemplated by this prospectus supplement and the attached prospectus, may not be made except that an offer to the public in that Relevant Member State of any such warrants and the underlying shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last (or, in the case of Sweden, the last two) financial year(s); (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last (or, in the case of Sweden, the last two) annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of warrants and the underlying shares of common stock referred to in (a) to (d) above shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3(1) of the Prospectus Directive.

Each purchaser of the warrants described in this prospectus supplement and the attached prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any warrants to be offered so as to enable an investor to decide to purchase or subscribe for any warrants, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any warrants other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the warrants or the underlying shares of common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to warrants that are or are intended to be disposed of (i) only to persons outside Hong Kong or (ii) only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the warrants pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

United Arab Emirates

Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)

The warrants and the underlying shares of common stock which are subject to this prospectus supplement and the attached prospectus have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates. Investors in the Dubai International Financial Centre should have regard to the specific notice to investors in the Dubai International Financial Centre set out in this prospectus supplement. The information contained in this prospectus supplement and the attached prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the United Arab Emirates, as amended) or otherwise and is not intended to be a public offer. Neither this prospectus supplement nor the attached prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus supplement and the attached prospectus, you should consult an authorized financial adviser. This prospectus supplement and the attached prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the attached prospectus relate to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and the attached prospectus are intended for distribution only to persons of a type specified in those rules. This prospectus supplement and the attached prospectus must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement or the attached prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The warrants and the underlying shares of common stock to which this prospectus supplement and the attached prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the warrants offered should conduct their own due diligence on the warrants and the underlying shares of common stock. If you do not understand the contents of this prospectus supplement and the attached prospectus, you should consult an authorized financial adviser. For the avoidance of doubt, the warrants and the underlying shares of common stock are not interests in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

United Kingdom

This prospectus supplement and the attached prospectus are being distributed in the United Kingdom in a private placement only to, and is directed only at, “qualified investors” as defined in section 86 of the Financial Services and Markets Act 2000 as amended (“FSMA”) or under other circumstances which do not require the publication of a prospectus pursuant to section 85(1) of the FSMA (all such persons together being referred to for purposes of this paragraph of the restriction under United Kingdom as “Relevant Persons”). This prospectus supplement and the attached prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any invitation or inducement to engage in investment activity as defined in section 21 of the FSMA will only be communicated or caused to be communicated under circumstances in which Article 21(1) of the FSMA does not apply.

This prospectus supplement and the attached prospectus are only being distributed to and are only directed at (a) persons who are outside the United Kingdom or (b) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (c) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to for purposes of this paragraph of the restriction under United Kingdom as “Relevant Persons”). The offered warrants and the underlying shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such warrants will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement and the attached prospectus or any of their contents.

LEGAL MATTERS

The validity of the warrants to be offered in this offering will be passed on for us by Wachtell, Lipton, Rosen & Katz, special counsel to Comerica. Certain legal matters in connection with the offering will be passed on for the underwriters by Mayer Brown LLP, New York, New York, and by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference herein. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Comerica Incorporated

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants to Purchase Common Stock, Preferred Stock and Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Comerica Capital Trust III

Capital Securities Guaranteed to the Extent Provided in this Prospectus by

Comerica Incorporated

Comerica or Comerica Capital Trust III will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Comerica’s common stock is traded on the New York Stock Exchange under the symbol “CMA.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Comerica. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

March 8, 2010

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither Comerica nor Comerica Capital Trust III has authorized anyone else to provide you with different information. Comerica and Comerica Capital Trust III are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Comerica’s business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context requires otherwise, references to “Comerica,”, “we,” “us” or “our” are to Comerica Incorporated and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities Comerica or Comerica Capital Trust III may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”). For additional information regarding Comerica and Comerica Capital Trust III and the offered securities, please refer to the registration statement. Each time Comerica or Comerica Capital Trust III sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

This prospectus is part of a registration statement that Comerica and Comerica Capital Trust III filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica’s expected financial position, strategies and growth prospects and general economic conditions Comerica expects to exist in the future are forward-looking statements. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed.

Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, the effects of recently enacted legislation, such as the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, and actions taken by the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to Comerica’s filings with the SEC. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, except as required by law. For any forward-looking statements made in this prospectus or the documents incorporated by reference, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

COMERICA INCORPORATED

Comerica Incorporated (“Comerica”) is a financial services company incorporated under the laws of the State of Delaware, and headquartered in Dallas, Texas. As of December 31, 2009, it was among the 25 largest commercial bank holding companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank, which at such time was a Michigan banking corporation and one of Michigan’s oldest banks (formerly Comerica Bank-Detroit). On October 31, 2007, Comerica Bank, a Michigan banking corporation, was merged with and into Comerica Bank, a Texas banking association. As of December 31, 2009, Comerica owned directly or indirectly all the outstanding common stock of two active banking and 48 nonbanking subsidiaries. At December 31, 2009, Comerica had total assets of approximately $59.2 billion, total deposits of approximately $39.7 billion, total loans (net of unearned income) of approximately $42.2 billion and shareholders’ equity of approximately $7.0 billion.

Comerica’s principal executive office is at Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831.

COMERICA CAPITAL TRUST III

Purpose and Ownership of the Trust

Comerica Capital Trust III is a statutory trust organized under Delaware law by us solely for the following purposes:

•	to issue to Comerica the capital securities, which represent undivided beneficial ownership interests in the assets of the trust;

•	to issue to Comerica common securities in a total liquidation amount equal to a portion of the total capital of the trust; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

Because Comerica Capital Trust III is being established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the trust, and payments under the junior subordinated debentures will be the sole source of income to the trust.

As issuer of the junior subordinated debentures, Comerica will pay:

•	all fees, expenses and taxes related to the trust and the offering of the trust’s capital securities and common securities; and

•	all ongoing costs, expenses and liabilities of the trust, except obligations to make distributions and other payments on the common securities and the capital securities.

For so long as the capital securities remain outstanding, Comerica will promise to:

•	cause the trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust;

•	own directly or indirectly all of the common securities;

•

use its commercially reasonable efforts to ensure that the trust will not be an “investment company” for purposes of the Investment Company Act of 1940, as amended, or the “Investment Company Act”; and

•

take no action that would be reasonably likely to cause the trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

The Trustees

The trust’s business and affairs will be conducted by its five trustees. The three administrative trustees of Comerica Capital Trust III will be individuals who are Comerica’s employees. The property trustee of the trust will hold title to the junior subordinated debentures for the benefit of the holders of the capital securities of the trust and will have the power to execute all rights and powers of a registered holder of junior subordinated debentures under the indenture for the junior subordinated debentures. The Delaware trustee will maintain its principal place of business in Delaware and meet the requirements of Delaware law for Delaware statutory trusts.

Comerica has the sole right to appoint, remove and replace any of the trustees of the trust unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the applicable capital securities will have the sole right to remove and appoint the property trustee and the Delaware trustee.

Additional Information

Comerica anticipates that the trust will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption “Accounting Treatment”, Comerica will provide certain information concerning the trust and the capital securities in the footnotes to Comerica’s financial statements included in its own periodic reports to the SEC.

Office of the Trust

The executive office of the trust is c/o Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, Comerica will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing possible acquisitions or business expansion; and

•	refinancing outstanding indebtedness or refunding maturing indebtedness.

Comerica Capital Trust III will invest all proceeds received from the sale of its capital securities and common securities in a particular series of junior subordinated debt securities of Comerica. Comerica will use these funds as specified above.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Year Ended December 31,
	2009		2008	2007	2006	2005
Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	(a	)	1.50x	2.69x	3.49x	6.05x
Including interest on deposits	(a	)	1.21x	1.56x	1.77x	2.54x
Consolidated ratio of earnings to combined fixed charges and preferred share dividends:
Excluding interest on deposits	(b	)	1.45x	2.69x	3.49x	6.05x
Including interest on deposits	(b	)	1.19x	1.56x	1.77x	2.54x

(a)	For the year ended December 31, 2009, earnings were insufficient to cover fixed charges, excluding or including interest on deposits, by $96,000,000.
(b)	For the year ended December 31, 2009, earnings were insufficient to cover combined fixed charges and preferred share dividends, excluding or including interest on deposits, by $230,000,000.

For purposes of computing these ratios, earnings represent income after interest on tax liabilities and before income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits and on tax liabilities), whether expensed or capitalized, and that portion of rental expense (generally one-third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, Comerica’s authorized capital stock consists of 325,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock, without value. The following briefly summarizes the material terms of Comerica’s common stock and outstanding preferred stock. You should read the more detailed provisions of Comerica’s certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.

Common Stock

As of February 22, 2010, Comerica had outstanding 151,174,236 shares of its common stock. Comerica has also issued to the United States Department of the Treasury (“Treasury”) a warrant (the “Warrant”) to purchase 11,479,592 shares of Comerica’s common stock. See “—Fixed Rate Cumulative Perpetual Preferred Stock, Series F.” The Warrant has a 10-year term and is immediately exercisable, with an exercise price, subject to certain anti-dilution and other adjustments, equal to $29.40 per share of the Common Stock. If Comerica receives aggregate gross cash proceeds of not less than $2,250,000,000 from certain “qualified equity offerings” on or prior to December 31, 2009, the number of shares of common stock issuable pursuant to the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. See “—Fixed Rate Cumulative Perpetual Preferred Stock, Series F.” The Warrant is not subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the warrant shares prior to the earlier of the redemption of 100% of the shares of Series F Preferred Stock and December 31, 2009.

Holders of Comerica common stock are entitled to receive dividends when, as and if declared by the Comerica board of directors out of any funds legally available for dividends. Holders of Comerica common stock are also entitled, upon the liquidation of Comerica, and after claims of creditors and preferences of Comerica preferred stock, and any other class or series of Comerica preferred stock outstanding at the time of liquidation, to receive pro rata the net assets of Comerica. Comerica pays dividends on Comerica common stock only if it has paid or provided for all dividends on the outstanding series of Comerica preferred stock, and any other class or series of preferred stock at the time outstanding, for the then-current period and, in the case of any cumulative Comerica preferred stock, all prior periods.

Comerica preferred stock has, or upon issuance will have, preference over Comerica common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of Comerica. Comerica preferred stock also has such other preferences as may be fixed by the Comerica board of directors.

Holders of Comerica common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as the Comerica board of directors has provided, or may provide in the future, with respect to Comerica preferred stock or any other class or series of Comerica preferred stock that it may authorize in the future. See “—Preferred Stock.” Shares of Comerica common stock are not redeemable and have no subscription, conversion or preemptive rights.

The affirmative vote of not less than 75% of Comerica’s outstanding shares of capital stock entitled to vote may be required for certain business combinations between Comerica or its subsidiaries and persons owning 10% or more of the outstanding shares of any class or series of Comerica’s capital stock. See “Selected Provisions in the Articles of Comerica—Business Combinations With Related Persons.”

Comerica common stock is listed on the New York Stock Exchange under the symbol “CMA.” The outstanding shares of Comerica common stock are, and any shares to be issued pursuant to a prospectus supplement will be, validly issued, fully paid and non-assessable. The holders of Comerica common stock are not, and will not be, generally subject to any liability as stockholders; however, if the Comerica board of directors approves, and Comerica makes, a distribution when Comerica is insolvent, or that renders Comerica insolvent, and any of Comerica’s directors is found liable for the distribution, then Comerica stockholders may be required to pay back the amount of the distribution made to them or the portion of the distribution that caused Comerica to become insolvent.

The Transfer Agent and Registrar for Comerica common stock is Wells Fargo Bank, N.A., P.O. Box 64854, St. Paul, Minnesota 55164-0854.

The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.

Preferred Stock

The following briefly summarizes the material terms of Comerica’s preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Comerica, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Comerica’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Under Comerica’s certificate of incorporation, the board of directors of Comerica is authorized to issue up 10,000,000 shares of preferred stock in one or more series. As of the date of this prospectus, Comerica has issued 2,250,000 shares of preferred stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series F without par value (the “Series F Preferred Stock”). Comerica’s Board of Directors is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.

Prior to the issuance of any series of preferred stock, the board of directors of Comerica will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term “board of directors of Comerica” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise and issuances to officers, directors and employees of Comerica and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Comerica may have the effect of rendering more difficult or discouraging an acquisition of Comerica deemed undesirable by the board of directors of Comerica.

Under existing interpretations of the Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities,” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Comerica in accordance with the Bank Holding Company Act. In addition, at such time:

•

any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company of 1956 to acquire or retain 5% or more of the preferred stock; and

•

any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Comerica will obtain the approval of the Federal Reserve Board if then required by applicable law.

The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Comerica.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Comerica out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Comerica or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Comerica may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a non-cumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Comerica may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Comerica ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Comerica’s common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Comerica or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Comerica defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Comerica, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Comerica on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Comerica after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

Fixed Rate Cumulative Perpetual Preferred Stock, Series F

In the fourth quarter 2008, Comerica participated in the U.S. Department of Treasury’s Capital Purchase Program (“Capital Purchase Program”). Pursuant to the Capital Purchase Program, on November 14, 2008, Comerica issued to the U.S. Department of Treasury, in exchange for aggregate cash consideration of $2.25 billion, (i) 2,250,000 shares of Series F Preferred Stock, and (ii) the Warrant. See “—Common Stock.” The Series F Preferred Stock pays cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. In accordance with law, the Series F Preferred Stock may be redeemed by Comerica, subject to consultation with its federal banking regulator, as permitted by the U.S. Department of Treasury.

The Series F Preferred Stock is not subject to any contractual restrictions on transfer.

Selected Provisions in the Certificate of Incorporation of Comerica

The following discussion sets forth material provisions of the Comerica certificate of incorporation.

Business Combinations With Related Persons

The Comerica certificate provides that certain transactions known as “business combinations” involving persons known as “related persons” must be approved by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote and by the holders of a majority of the outstanding capital stock not beneficially owned by related persons, unless:

•	the transaction is approved by a 75% vote of Comerica’s “continuing directors” either before or after the time the related person became a related person; or

•	each of the following conditions is met:

•

the consideration to be paid for each share of any class or series of Comerica capital stock is not less that the “highest per share price” or the “highest equivalent price” paid or to be paid by the related person in acquiring any shares of the same class or series; and

•

a proxy statement, complying with the requirements of the Exchange Act, has been mailed to all Comerica stockholders to solicit their approval. The proxy statement must contain prominently the recommendation of the continuing directors as to the advisability of the business combination and, if a majority of the continuing directors deem it advisable, it must also contain the opinion of an investment banking firm regarding the fairness of the terms of the combination from the perspective of the stockholders who are not related persons.

A “Business Combination” includes:

•	any merger or consolidation of Comerica or any of its subsidiaries with a related person or any of its affiliates or associates;

•

any sale, lease, exchange, transfer or other disposition to or with a related person of all, substantially all or any substantial part (defined as assets having a value of more than 10% of the total consolidated assets of Comerica, as determined by the continuing directors) of the assets of Comerica or any of its subsidiaries;

•

any purchase, exchange, lease or other acquisition by Comerica or any of its subsidiaries of all or any substantial part of the assets or business of a related person or any of its affiliates or associates;

•	any acquisition by Comerica or any of its subsidiaries of any securities of a related person;

•

any issuance or transfer of securities of Comerica or any of its subsidiaries to any related person, other than an issuance or transfers that is made on a pro rata basis to all stockholders of the corporation; and

•	any agreement, contract or other arrangement providing for any of the transactions described in the five bullets points above.

A “Related Person” means any person or group who, together with any “affiliates” or “associates” (as each is defined in the Exchange Act), is the beneficial owner of 10% or more of the outstanding shares of any class or series of Comerica capital stock as of the record date for the determination of those stockholders entitled to vote on any business combination or immediately prior to the completion of a business combination.

“Continuing Directors” are those individuals who were members of the Comerica board of directors prior to the time a related person became the beneficial owner of 10% or more of a class or series of Comerica stock or those individuals designated as continuing directors (prior to their initial election as directors) by a majority of the then-continuing directors.

“Highest Per Share Price” is the highest price that the related person paid at any time for a share of Comerica capital stock when there is only one class or series of Comerica capital stock outstanding.

“Highest Equivalent Price” means the price of any class or series of Comerica stock that 75% of the continuing directors determine to be the equivalent to the highest price paid by the related person for any share of another class or series of outstanding stock. The continuing directors may make this determination on any basis they believe is appropriate.

Any amendment to these provisions requires the affirmative vote of (1) the holders of 75% of the outstanding shares of capital stock entitled to vote and (2) a majority of the outstanding shares of capital stock entitled to vote that is not beneficially owned by a related person. However, if the amendment is recommended to the stockholders by 75% of the continuing directors, only the vote provided under the Delaware General Corporation Law is required.

Directors

The Comerica certificate contains a number of additional provisions that are intended to delay an outside party’s ability to take control of the Comerica board of directors, even after the outside party has obtained majority ownership of Comerica common stock. The Comerica certificate provides for a classified board of directors, consisting of three classes of directors serving staggered three-year terms. Directors of Comerica may only be removed for cause by a vote of the holders of a majority of the outstanding stock entitled to vote. Vacancies on the Comerica board of directors may only be filled by the Comerica board of directors. A vacancy that results from an increase in the number of directors may be filled by a majority of the board of directors then in office. Any other vacancy, including those resulting from removal, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

If Comerica repeatedly fails to pay quarterly dividends on its nonvoting preferred stock, the holders of that preferred stock, voting separately as a class, will be entitled to elect two additional directors. See “Description of Comerica Capital Stock—Preferred Stock.”

Any amendment to the provisions summarized above requires a favorable vote, at a meeting of stockholders, of the holders of 75% of the then outstanding shares of capital stock entitled to vote. However, if the amendment is recommended to the shareholders by an affirmative vote of 75% of the board of directors, the amendment may be approved by an affirmative vote of a majority of the shares of entitled to vote.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Comerica and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Comerica may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Comerica will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Comerica and a bank or trust company selected by Comerica having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Comerica, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Comerica redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Comerica will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Comerica and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Comerica.

The deposit agreement may be terminated by Comerica at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Comerica, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Comerica notice of its intent to do so, and Comerica may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Comerica that are delivered to the preferred stock depositary and that Comerica is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Comerica will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Comerica and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Comerica and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. The debt securities offered by this prospectus will be unsecured obligations of Comerica and will be either senior or subordinated debt. The senior debt securities will be issued under an indenture, referred to in this prospectus as the senior indenture, between Comerica and The Bank of New York Mellon, as trustee, dated as of July 15, 2007, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities will be issued under an indenture, referred to in this prospectus as the subordinated indenture, between Comerica and The Bank of New York Mellon, as successor trustee, dated as of July 31, 2001, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures and each individually as an indenture. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indentures and the debt securities. You should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures and the debt securities. The indentures are substantially identical, except for the covenants of and provisions relating to subordination.

General

The indentures do not limit the aggregate principal amount of debt securities which Comerica may issue. Comerica issue debt securities under the indentures from time to time in one or more series. The indentures do not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which Comerica or its subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be Comerica’s unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness. The subordinated debt securities will be Comerica’s unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of Comerica’s senior indebtedness, which term includes senior debt securities, as described below under ‘‘—Subordination.’’

Because Comerica is a holding company, its rights and the rights of its creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Comerica is a creditor of the subsidiary. The right of Comerica’s creditors, including holders of debt securities, to participate in the distribution of stock owned by Comerica in some of its subsidiaries, including its banking subsidiaries, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•

the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•

whether any of the debt securities are to be redeemable at Comerica’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether Comerica will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which any debt securities will be issuable;

•

whether the debt securities will be convertible into Comerica common or preferred stock and/or exchangeable for other securities, whether or not issued by Comerica and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;

•

whether the principal of, any premium or interest on the debt securities will be payable, at Comerica’s or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•

in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Comerica in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of Comerica;

•	whether the provisions described below under ‘‘—Discharge, Defeasance and Covenant Defeasance’’ will be applicable to the debt securities;

•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.

Comerica will have the ability under the indentures to ‘‘reopen’’ a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. Comerica is also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise set forth in the applicable prospectus supplement, Comerica will only issue the debt securities in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee with respect to the debt securities will act as the paying agent. Comerica may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Comerica or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Comerica for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Comerica may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Comerica is not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at Comerica’s or the holder’s option, property or cash, common stock, preferred stock or other securities, whether or not issued by Comerica, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

The subordinated debt securities will be unsecured obligations of Comerica, will rank subordinated and junior in right of payment to all “Senior Debt” (as defined below) of Comerica and will rank equally with all other unsecured and subordinated indebtedness of Comerica, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the subordinated debt securities.

If Comerica defaults in the payment of any principal of, or premium, if any, or interest on any Senior Debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Comerica cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

•

securities of Comerica or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Comerica, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full.

“Senior Debt” means:

(1)	obligations for money borrowed,

(2)	obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(3)	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities,

(4)	obligations issued or assumed as the deferred purchase price of property or services,

(5)	capital lease obligations,

(6)	obligations for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts, options and swaps and similar arrangements, and

(7)	obligations of the type referred to in clauses (1) through (6) of another person and all dividends of another person the payment of which, in either case, Comerica has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

but “Senior Debt” does not include (1) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the subordinated debt securities, (2) any obligations of Comerica which when incurred and without respect to any election under applicable bankruptcy law was without recourse to Comerica, (3) any obligations of Comerica to any of its subsidiaries, (4) obligations of Comerica to any employee (5) any obligations in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with Comerica that is a financing entity of Comerica in connection with the issuance by such financing entity of capital securities, or (f) trade accounts payable or accrued liabilities arising in the ordinary course of business.

Events of Default, Waiver

An “Event of Default” with respect to a series of debt securities is defined in the indentures as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	failure by Comerica for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

•	certain events of bankruptcy or reorganization of Comerica; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, the principal of all outstanding debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the debt securities. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of bankruptcy or insolvency of Comerica, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indentures provide that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indentures provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action.

The indentures require Comerica to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indentures provide for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that Comerica specifies to the trustee or, if Comerica fails to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

•	Comerica has paid the principal, interest or other amounts payable under the debt securities of such series;

•	Comerica has delivered to the trustee for cancellation all debt securities of such series; or

•

the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Comerica has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on demand of Comerica accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of Comerica, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Senior Debt Securities at Any Time. Comerica may also discharge all of its obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which is referred to as “defeasance”.

Comerica may be released with respect to any outstanding series of debt securities from the obligations imposed by the senior indenture, that contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an event of default. Discharge under these procedures is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if, among other things:

•

Comerica irrevocably deposits with the trustee cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased;

•	Comerica delivers to the trustee an opinion of counsel to the effect that:

•

the beneficial owners of the series of senior debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•

the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal or interest payments or other amounts due under the series of senior debt securities being defeased;

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

•

such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the senior indenture or any other agreement or instrument to which Comerica is a party or by which Comerica is bound.

Modification of the Indenture; Waiver of Compliance

Each indenture contain provisions permitting Comerica and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification; or

•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

Each indenture also permits Comerica and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence Comerica’s merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

Comerica may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any other corporation, unless either:

•

Comerica is the continuing corporation or the successor corporation is a United States corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•

Comerica or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Article 9 of the Indenture)

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Comerica, or a sale or conveyance of all or substantially all of its assets. However, Comerica may provide specific protections, such as a put right or increased interest, for particular debt securities, that Comerica would describe in the applicable prospectus supplement.

Governing Law

The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE

COMMON STOCK OR PREFERRED STOCK

The following summary sets forth the material terms and provisions of the common stock warrants and preferred stock warrants, that would be issued pursuant to a stock warrant agreement between Comerica and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, that is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common stocks or preferred stocks purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of common stocks or preferred stocks purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stocks or the preferred stocks, as the case may be, a certificate representing the number of common stocks or preferred stocks purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-Dilution and Other Provisions

The exercise price payable, the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of shares of Comerica’s common stock or preferred stock; and

•	a combination, subdivision or reclassification of Comerica’s common stock or preferred stock.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, Comerica may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. Comerica may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Comerica will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of Comerica’s property, Comerica in its entirety or substantially in its entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common stocks or preferred stocks into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of Comerica’s directors or any other matter, or to exercise any rights whatsoever as shareholders of Comerica .

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Comerica and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of Comerica debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Comerica debt securities or to enforce any of the covenants of the Comerica debt securities or the applicable Comerica indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Comerica will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Comerica may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Comerica, and Comerica to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	capital securities issued by trusts, all of whose common securities are owned by Comerica or by one of its subsidiaries,

•	junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Comerica to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF CAPITAL SECURITIES AND GUARANTEES

Comerica Capital Trust III will be governed by an amended and restated trust agreement (the “trust agreement”), a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Under the trust agreement, Comerica Capital Trust III may issue, from time to time, only one series of capital securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms will be set forth in the applicable prospectus supplement. The terms of Comerica Capital Trust III capital securities will generally mirror the terms of the subordinated debt securities, which Comerica Capital Trust III will purchase with the proceeds from the sale of its capital securities and its common securities. The subordinated debt securities issued to Comerica Capital Trust III will be guaranteed by Comerica on a subordinated basis and are referred to in this prospectus as the corresponding subordinated debt securities relating to Comerica Capital Trust III.

Capital Securities

The following is a summary of the material terms and provisions of the trust agreement and the capital securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the capital securities.

Issuance, Status and Guarantee of Capital Securities

The capital securities will represent preferred beneficial interests in Comerica Capital Trust III and you, as holders of the capital securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of Comerica Capital Trust III. The capital securities of Comerica Capital Trust III will rank equally, and payments will be made on the capital securities pro rata, with the common securities of the trust, except as described under “—Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding subordinated debt securities in trust for your benefit and for the benefit of the holder of Comerica Capital Trust III’s common securities. The common securities and the capital securities of Comerica Capital Trust III are collectively referred to as the “trust securities.”

Comerica will guarantee (the “capital securities guarantee”) the capital securities. Under the capital securities guarantee, Comerica will guarantee, on a subordinated basis, payment of distributions on the related capital securities and amounts payable on redemption or liquidation of the related capital securities, but only to the extent that Comerica Capital Trust III has funds to make these payments.

Distributions

Distributions on the capital securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. Each date on which distributions are payable is referred to as a “distribution date.” A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding subordinated debt securities is closed for business.

Distributions on the capital securities will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated.

If set forth in the applicable prospectus supplement, Comerica will have the right under the subordinated indenture to defer the payment of interest on any series of corresponding subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding subordinated debt securities. As a consequence of any extension, distributions on the corresponding capital securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding subordinated debt securities during the extension period, by Comerica Capital Trust III which issued the capital securities during any extension period.

The funds of Comerica Capital Trust III available for distribution to you will be limited to payments under the corresponding subordinated debt securities in which Comerica Capital Trust III will invest the proceeds from the issuance and sale of its trust securities. If Comerica does not make interest payments on those corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent Comerica Capital Trust III has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by Comerica as set forth below.

Distributions on the capital securities will be payable to the holders of the capital securities as they appear on the register of Comerica Capital Trust III on the relevant record dates. As long as the capital securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Capital Securities.” If any capital securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by Comerica Capital Trust III, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by Comerica upon the concurrent repayment or redemption of the corresponding subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. If less than all of the corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities.

Generally, Comerica will have the right to redeem any series of corresponding subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described in the prospectus supplement.

Special Event Redemption or Distribution of Corresponding Comerica Subordinated Debt Securities. If a special event relating to the trust securities of Comerica Capital Trust III occurs and is continuing, within 90 days following the occurrence of the special event, Comerica has the right to redeem the corresponding subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, Comerica has the right to dissolve

Comerica Capital Trust III and, after satisfaction of the liabilities of creditors of Comerica Capital Trust III, cause the corresponding subordinated debt securities to be distributed to the holders of the trust securities in liquidation of Comerica Capital Trust III. If Comerica does not elect to redeem the corresponding subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by Comerica Capital Trust III on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event.

On and from the date fixed for any distribution of corresponding subordinated debt securities upon dissolution of Comerica Capital Trust III:

•	the trust securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon the distribution, upon surrender of the related capital securities certificates for exchange; and

•

any certificates representing the capital securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the capital securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the capital securities, until the certificates are presented to the administrative trustees or their agent for exchange.

There can be no assurance as to the market prices for the capital securities or the corresponding subordinated debt securities that may be distributed in exchange for capital securities if a dissolution and liquidation of Comerica Capital Trust III were to occur. Accordingly, the capital securities that you may purchase, and the corresponding subordinated debt securities that you may receive on dissolution and liquidation of Comerica Capital Trust III, may trade at a discount to the price that you paid to purchase the capital securities.

Redemption Procedures

The property trustee shall redeem the capital securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. The property trustee will redeem the capital securities, and shall pay the redemption price, on each redemption date only to the extent that Comerica Capital Trust III has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If Comerica Capital Trust III gives a notice of redemption, which notice will be irrevocable, in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the capital securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the capital securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any capital securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of capital securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your capital securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by Comerica Capital Trust III or by Comerica pursuant to the capital securities guarantee as described under “Description of Capital Securities Guarantees,” distributions on the capital securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by Comerica Capital Trust III for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Generally, Comerica or its subsidiaries, including Comerica, may purchase outstanding capital securities.

Payment of the redemption price on the capital securities will be made to the record holders as they appear on the register for the capital securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by Comerica Capital Trust III are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding capital securities not previously called for redemption the particular capital securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount of the capital securities to be redeemed. Generally, for purposes of the trust agreement, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of Comerica and Comerica Capital Trust III defaults in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions of the subordinated debt securities, and distributions will cease to accrue on the related capital securities or portions of the related capital securities, called for redemption.

Subordination of Common Securities

Payment on Comerica Capital Trust III’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of Comerica Capital Trust III’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of Comerica Capital Trust III’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Comerica Capital Trust III’s outstanding capital securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Comerica Capital Trust III’s capital securities then due and payable.

If any event of default under the trust agreement resulting from a event of default under the corresponding subordinated debt securities occurs, the holder of the Comerica Capital Trust III’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities and not on behalf of the holder of the Comerica Capital Trust III’s common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution of Comerica Capital Trust III

Pursuant to the trust agreement, Comerica Capital Trust III will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

•	bankruptcy, dissolution or liquidation of Comerica;

•

the written direction to the property trustee from Comerica, as holder of common securities, at any time, which direction is optional and wholly within the discretion of Comerica, to dissolve Comerica Capital Trust III and distribute corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

•	the redemption of all of Comerica Capital Trust III’s capital securities in connection with the redemption of all corresponding subordinated debt securities; and

•	the entry of an order for the dissolution of Comerica Capital Trust III by a court of competent jurisdiction.

If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of Comerica Capital Trust III, Comerica Capital Trust III will be liquidated by the Comerica Capital Trust III Trustees as expeditiously as the Comerica Capital Trust III Trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the Comerica Capital Trust III’s creditors, corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the Comerica Capital Trust III’s assets available for distribution, after satisfaction of liabilities to the Comerica Capital Trust III’s creditors, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because Comerica Capital Trust III has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by Comerica Capital Trust III on its capital securities will be paid on a pro rata basis. The holder of the Comerica Capital Trust III’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if an event of default under the corresponding subordinated debt securities has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of Default; Notice

The following constitute an event of default under the trust agreement with respect to the applicable capital securities:

•	the occurrence of an event of default on the corresponding subordinated debt securities (see “Description of Debt Securities—Events of Default”);

•	default by Comerica Capital Trust III in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•	default by Comerica Capital Trust III in the payment of any redemption price of any trust security when it becomes due and payable;

•

default in the performance, or breach, in any material respect, of any covenant or warranty of the Comerica Capital Trust III Trustees in the trust agreement, other than a covenant or warranty a default in the performance or breach those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding capital securities of Comerica Capital Trust III have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting Comerica Capital Trust III Trustee(s); and

•

the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by Comerica, as depositor, to appoint a successor property trustee within 90 days of the occurrence.

Within 90 business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable capital securities, the administrative trustees and Comerica, as depositor, unless the event of default has been cured or waived. Comerica, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the capital securities shall have a preference over the common securities upon dissolution of Comerica Capital Trust III as described above. See “—Liquidation Distribution Upon Dissolution of Comerica Capital Trust III.” The existence of an event of default under the trust agreement does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Comerica Capital Trust III Trustees

Unless an event of default under the corresponding subordinated debt securities has occurred and is continuing, any Comerica Capital Trust III Trustee may be removed at any time by the holder of the Comerica Capital Trust III’s common securities. If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Comerica Capital Trust III’s common securities. No resignation or removal of a Comerica Capital Trust III Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of Comerica Capital Trust III may at the time be located, Comerica, as depositor, and the administrative trustees shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of Comerica Capital Trust III or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. Comerica, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment.

Merger or Consolidation of Comerica Capital Trust III Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Comerica Capital Trust III Trustee shall be a party, shall be the successor of the Comerica Capital Trust III Trustee under the trust agreement, so long as the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of Comerica Capital Trust III

Comerica Capital Trust III may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of Comerica Capital Trust III.” Comerica Capital Trust III may, at the request of Comerica, with the consent of the holders of a majority of the capital securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

•

the successor entity either: expressly assumes all of the obligations of Comerica Capital Trust III with respect to the capital securities or substitutes for the capital securities other securities having substantially the same terms as the capital securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the capital securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Comerica expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities;

•

the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or traded, if any;

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of Comerica Capital Trust III; and

•

prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Comerica has received an opinion from independent counsel to Comerica Capital Trust III to the effect that:

—	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect,

—	following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Comerica Capital Trust III nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

—	Comerica or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the capital securities guarantee.

Notwithstanding the preceding description, Comerica Capital Trust III shall not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Comerica Capital Trust III or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes.

Voting and Preemptive Rights

Except as provided below and under “—Removal of Comerica Capital Trustees,” “Description of Comerica Debt Securities and Comerica Guarantee—Events of Default,” “Description of Capital Securities Guarantees—Amendments and Assignment”, the holders of the capital securities will generally not have any voting rights. Holders of the capital securities have no preemptive or similar rights.

Amendment of Restated Trust Agreement

The trust agreement may be amended by Comerica and the Comerica Capital Trust III Trustees, without the consent of the holders of the trust securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

•

to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that Comerica Capital Trust III will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that Comerica Capital Trust III will not be required to register as an “investment company” under the Investment Company Act;

provided however, that any such action will not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of the trust agreement adopted accordingly will become effective when notice of the amendment is given to the holders of trust securities of Comerica Capital Trust III.

The trust agreement may be amended by the Comerica Capital Trust III Trustees and Comerica with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the Comerica Capital Trust III Trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Comerica Capital Trust III Trustees in accordance with the amendment will not affect Comerica Capital Trust III’s status as a grantor trust for U.S. Federal income tax purposes or Comerica Capital Trust III’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date.

So long as any corresponding subordinated debt securities are held by the property trustee, the Comerica Capital Trust III Trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding subordinated debt securities;

•	waive any past default that is waivable under the subordinated indenture, as described in “Description of the Comerica Debt Securities and Comerica Guarantee—Modification and Waiver”;

•	exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

•	consent to any amendment, modification or termination of the subordinated indenture or the corresponding subordinated debt securities, where the consent shall be required,

•	without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities.

However, where a consent under the subordinated indenture would require the consent of each holder of the affected corresponding subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The Comerica Capital Trust III Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee shall notify each holder of capital securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining these approvals of the holders of the capital securities, prior to taking any of these actions, the Comerica Capital Trust III Trustees shall obtain an opinion of counsel to the effect that Comerica Capital Trust III will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action.

Any required approval or action of holders of capital securities may be given or taken at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities.

No vote or consent of the holders of capital securities will be required for Comerica Capital Trust III to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Even though the holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by Comerica, the Comerica Capital Trust III Trustees or any affiliate of Comerica or any Comerica Capital Trust III Trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Capital Securities

The capital securities of Comerica Capital Trust III may be issued, in whole or in part, in the form of one or more global capital securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the capital securities of Comerica Capital Trust III will be described in the applicable prospectus supplement.

Payment and Paying Agency

Payments of distributions in respect of the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, However, if Comerica Capital Trust III’s capital securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of Comerica Capital Trust III.

Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be [Name of Trustee[and any co-paying agent chosen by [Name of Trustee] and acceptable to the administrative trustees and Comerica. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and Comerica. If [Name of Trustee] shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Comerica, to act as paying agent.

Registrar and Transfer Agent

The registrar and transfer agent for the capital securities will be named in the applicable prospectus supplement.

Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of Comerica Capital Trust III. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Comerica Capital Trust III will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee undertakes to perform only those duties specifically set forth in the trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by Comerica. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate Comerica Capital Trust III in such a way that:

•

Comerica Capital Trust III will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

•	the corresponding subordinated debt securities will be treated as indebtedness of Comerica for U.S. Federal income tax purposes.

In this regard, Comerica and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of Comerica Capital Trust III or the trust agreement, that Comerica and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related capital securities.

Capital Securities Guarantees

Concurrently with the issuance by Comerica Capital Trust III of its capital securities, Comerica will execute and deliver a capital securities guarantee for the benefit of the holders of the capital securities. The guarantee trustee acting under the capital securities guarantee for the purposes of compliance with the Trust Indenture Act will be named in the applicable prospectus supplement, and the capital securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the capital securities guarantees. You should refer to the form of capital securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the capital securities guarantee. The form of the capital securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to capital securities means Comerica Capital Trust III’s capital securities to which the capital securities guarantee relates. The guarantee trustee will hold the capital securities guarantee for the benefit of the holders of Comerica Capital Trust III’s capital securities.

General

Comerica will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of Comerica Capital Trust III, to the holders of the capital securities as and when due, regardless of any defense, right of setoff or counterclaim that Comerica Capital Trust III may have or assert other than the defense of payment. The following payments with respect to the capital securities, to the extent not paid by or on behalf of Comerica Capital Trust III, are referred to in this prospectus as the guarantee payments:

•	any accrued and unpaid distributions required to be paid on the capital securities, to the extent that Comerica Capital Trust III has funds available for payment at that time;

•

the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any capital securities called for redemption, to the extent that Comerica Capital Trust III has funds available for payment at that time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of Comerica Capital Trust III, unless the corresponding subordinated debt securities are distributed to holders of the capital securities, the lesser of:

•	the liquidation distribution, to the extent Comerica Capital Trust III has funds available for payment at that time; and

•	the amount of assets of Comerica Capital Trust III remaining available for distribution to holders of capital securities.

Comerica’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing Comerica Capital Trust III to pay these amounts to the holders.

Comerica’s obligations under the capital securities guarantee, the subordinated indenture, including its guarantee of the subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Comerica Capital Trust’s obligations under the capital securities. See “Comerica Capital Trust III,” “Description of Capital Securities,” and “Description of Debt Securities.”

Comerica will also agree to guarantee the obligations of Comerica Capital Trust III with respect to the common securities issued by Comerica Capital Trust III to the same extent as under the capital securities guarantee. However, if an event of default under the subordinated indenture has occurred and is continuing, the holders of capital securities under the capital securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Capital Securities Guarantees

The capital securities guarantee will constitute Comerica’s unsecured obligation and will rank subordinate and junior in right of payment to Comerica’s senior indebtedness, including its debt securities and obligations as guarantor under the subordinate indenture. For purposes of any capital securities guarantee, “senior indebtedness” means our indebtedness, including our obligations as guarantor under the subordinated indenture, outstanding at any time, except:

•	the indebtedness under the capital securities guarantee;

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the capital securities guarantee or to other indebtedness which is subordinated to or ranks equally with the capital securities guarantee;

•	indebtedness to an affiliate;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable; and

•

similar capital securities guarantees issued by us on behalf of holders of capital securities of any other Comerica Capital Trust or any trust, partnership or other entity affiliated with Comerica which is a financing vehicle of its or any of its affiliates in connection with the issuance by the entity of capital securities or other similar securities that are guaranteed by Comerica pursuant to an instrument that ranks equally with or junior in right of payment to the capital securities guarantee.

“Indebtedness” has the same meaning given to that term under the Comerica indentures.

The capital securities guarantee will rank equally with all other similar capital securities guarantees issued by us on behalf of holders of capital securities of any other Comerica Capital Trust or any trust, partnership or other entity affiliated with Comerica which is a financing vehicle of Comerica or any affiliate of Comerica in connection with the issuance by the entity of capital securities or other similar securities that are guaranteed by Comerica pursuant to an instrument that ranks equally with or junior in right of payment to the capital securities guarantee. The capital securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against us to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against any other person or entity, including Comerica Capital Trust III.

No capital securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by Comerica Capital Trust III or upon distribution to the holders of the capital securities of the corresponding subordinated debt securities. None of the capital securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by us. Comerica expects from time to time to incur additional indebtedness that will rank senior to the capital securities guarantees.

Amendments and Assignment

No capital securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding capital securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related capital securities, in which case no consent will be required. All guarantees and agreements contained in the capital securities guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related capital securities. Comerica may not assign Comerica’s obligations under the capital securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the subordinated indenture and under which the person formed by the consolidation or amalgamation or into which Comerica is merged or which acquires or leases our properties and assets agrees in writing to perform Comerica’s obligations under the capital securities guarantee.

Events of Default

An event of default under the capital securities guarantee will occur upon Comerica’s failure to perform any of its payment or other obligations under the capital securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee.

Any holder of the capital securities may institute a legal proceeding directly against us to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against Comerica Capital Trust III, the guarantee trustee or any other person or entity.

Comerica, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not Comerica is in compliance with all the conditions and covenants applicable to it under the capital securities guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any capital securities guarantee, undertakes to perform only the duties specifically set forth in the capital securities guarantee. After default with respect to any capital securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any capital securities guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur.

Termination of the Capital Securities Guarantees

The capital securities guarantee will terminate upon:

•	full payment of the redemption price of the related capital securities;

•	the distribution of the corresponding subordinated debt securities to the holders of the related capital securities; or

•	upon full payment of the amounts payable upon liquidation of Comerica Capital Trust III.

The capital securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related capital securities must restore payment of any sums paid with respect to the capital securities or the capital securities guarantee.

New York Law to Govern

The capital securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

Expense Agreement

Pursuant to the expense agreement entered into by us under the trust agreement, Comerica will irrevocably and unconditionally guarantee to each person or entity to whom Comerica Capital Trust III becomes indebted or liable, the full payment of any costs, expenses or liabilities of Comerica Capital Trust III, other than obligations of Comerica Capital Trust III to pay to the holders of the capital securities or other similar interests in Comerica Capital Trust III of the amounts due them pursuant to the terms of the capital securities or other similar interests, as the case may be.

PLAN OF DISTRIBUTION

Comerica may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Comerica.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Comerica from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Comerica will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Comerica to one or more institutional purchasers, or through agents designated by Comerica from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Comerica to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Comerica may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, Comerica will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Comerica at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

The broker-dealer subsidiaries of Comerica, including Comerica Securities, Inc., are members of FINRA, and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Comerica’s broker-dealer subsidiaries participate will conform with the requirements of FINRA’s conflict of interest rules.

This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Comerica in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Comerica’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Comerica’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Comerica and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Comerica, to indemnification by Comerica relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Comerica and affiliates of Comerica in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Comerica. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans) that are subject to Section 4975 of the Code, and entities whose assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S., state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Comerica has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Comerica and any such direct or indirect subsidiary of Comerica may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Comerica by any such plan would be likely to result in a prohibited transaction between the plan and Comerica.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts,

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers, or

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”).

Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Comerica on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)	its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the Service Provider Exemption; or

(c)	it is a governmental plan (as defined in section 3(32) of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

The sale of any securities to any plan is in no respect a representation by Comerica or any of its affiliates or representatives that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by plans generally or any particular plan. Please consult the applicable prospectus supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of securities.

LEGAL MATTERS

The validity of those securities, other than capital securities, has been be passed upon for Comerica by Mayer Brown LLP, Chicago, Illinois. The validity of the capital securities has been passed upon for Comerica Capital Trust III by special Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware. In connection with particular offerings of the securities in the future, the validity of the securities, other than capital securities, may be passed upon for Comerica by one of Comerica’s lawyers or other counsel to Comerica named in the applicable prospectus supplement and for underwriters, agents or dealers by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Comerica files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document Comerica files in the SEC’s Public Reference Room, 100 F Street, N.E.,

Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents Comerica files under the Exchange Act is 001-10706. Comerica’s SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

Comerica is allowed to “incorporate by reference” the information Comerica files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Comerica files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. Comerica incorporates by reference the documents listed below and any future filings made with the SEC (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that Comerica sells all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Current Reports on Form 8-K filed January 8, 2010 and January 28, 2010 (excluding the information under Item 7.01 and the information incorporated by reference therein under Exhibit 99.1);

•	The preliminary Proxy Statement on Schedule 14A filed on March 4, 2010; and

•	The description of Comerica’s common stock contained in the Registration Statement on Form S-4/A filed on December 14, 2000 (Commission File Number 333-51042).

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning Comerica at the following address:

Investor Relations

Comerica Incorporated

Comerica Bank Tower

1717 Main Street

Dallas, Texas 75201

Telephone number: (214) 462-6831

11,479,592 Warrants

Each to Purchase One Share of Common Stock

Comerica Incorporated

Prospectus supplement

May     , 2010

Deutsche Bank Securities

Blaylock Robert Van, LLC.

Guzman & Company

The Williams Capital Group, L.P.